As filed with the Securities and Exchange Commission
                        on April 6, 1995
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                       -------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933
                       -------------------

               UNITED STATES BANKNOTE CORPORATION
     (Exact name of registrant as specified in its charter)

           DELAWARE                       13-0460520
(State or other jurisdiction       (IRS Employer Ident. No.)
of incorporation or organization)

                       51 WEST 52ND STREET
                    NEW YORK, NEW YORK  10019
   (Address of Principal Executive Offices including Zip Code)


                   LONG-TERM PERFORMANCE PLAN
DEFERRED STOCK AND COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                    EXECUTIVE INCENTIVE PLAN
                  STOCK PURCHASE INCENTIVE PLAN
                    (Full title of the plans)

                         MORRIS WEISSMAN
        CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
               UNITED STATES BANKNOTE CORPORATION
                       51 WEST 52ND STREET
                    NEW YORK, NEW YORK 10019
                         (212) 582-9200
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                    HARVEY J. KESNER, ESQUIRE
      SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
               UNITED STATES BANKNOTE CORPORATION
                       51 WEST 52ND STREET
                    NEW YORK, NEW YORK 10019

                 Calculation of Registration Fee
Title of each       Amount to be        Proposed Maximum
class of            Registered(1)       Aggregate Offering
securities                              Price Per Share(2)
being registered

Common Stock        3,100,000           $1.75
($0.01 par value),
with associated
Preferred Stock
Purchase Rights

Proposed Maximum    Amount of Registration
Aggregate           Fee(2)
Offering Price(2)

$5,425,000          $1,870.69


(1) In accordance with Rule 416(a), there is also being registered an indeterminate number of additional shares of Common
Stock that may become issuable pursuant to the anti-dilution provisions of the Plans.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the closing price for such shares of Common Stock on March 31, 1995, as reported on the New York Stock Exchange.


                       EXPLANATORY NOTE

     This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Company in connection with the resale of restricted shares of Common Stock previously received by such persons and shares of Common Stock received by such persons pursuant to this Registration Statement.


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Omitted as permitted.


Item 2.   Registrant Information and Employee Plan Annual
          Information.

     Omitted as permitted.




Prospectus

               United States Banknote Corporation
                         181,875 Shares
                  Common Stock ($.01 par value)

     This Prospectus relates to an aggregate of up to 181,875 shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock"), of United States Banknote Corporation (the "Company") which may be offered for sale from time to time for the account of the selling shareholders (the "Selling Shareholders") named herein. The Shares will be acquired by the Selling Shareholders through the exercise of incentive stock options or non-qualified stock options granted to the Selling Shareholders, or Shares granted to or purchased by the Selling Shareholders, pursuant to the Company's Long-Term Performance Plan, Deferred Stock and Compensation Plan for Non-Employee Directors, Executive Incentive Plan, Stock Purchase Incentive Plan or 1990 Employee Stock Option Plan (together, the "Plans"). Each such option is subject to the terms, conditions and restrictions set forth in the Plans and the respective stock option or restricted stock agreements entered into by each Selling Shareholder with the Company pursuant to the Plans. In addition, this Prospectus also covers the resale of restricted shares of Common Stock which the Selling Shareholders may have previously received pursuant to the Plans.

     The Selling Shareholders and any brokers executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" as defined by the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act. See "PLAN OF DISTRIBUTION." The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.
The Company will receive none of the proceeds of this offering.

     There is no assurance that any of the Selling Shareholders will sell any or all of the Shares. The Common Stock is listed for trading on the New York Stock Exchange ("NYSE") under the symbol "UBK". On March 31, 1995, the closing price of the Common Stock was $1.75 per share on that Exchange.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or make any representations, other than as contained herein, and if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, securities in any state or jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

     One or more supplements to this Prospectus may be filed pursuant to Rule 424, or otherwise, under the Securities Act to describe material arrangements for sale of the Shares, if any, when such arrangements are entered into by the Selling
Shareholders.

        The date of this Prospectus is April 15, 1995.



                        TABLE OF CONTENTS

Available Information  . . . . . . . . . . . . . . . . . . . .  2
Documents Incorporated by Reference. . . . . . . . . . . . . .  2
General Information    . . . . . . . . . . . . . . . . . . . .  3
Selling Shareholders   . . . . . . . . . . . . . . . . . . . .  4
Plan of Distribution   . . . . . . . . . . . . . . . . . . . .  4
Indemnification        . . . . . . . . . . . . . . . . . . . .  5


                      AVAILABLE INFORMATION

     The Company files periodic reports and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, as well as at the following regional offices: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60611. Copies of such reports, proxy statements and other information concerning the Company may also be inspected at the NYSE's office at 20 Broad Street, New York, New York 10005

     The Company has filed with the Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For additional information regarding the Plans and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith. Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above.


               DOCUMENTS INCORPORATED BY REFERENCE

     The following documents of the Company filed with the Commission are incorporated by reference in this Prospectus:

     A. The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     B.  All other reports filed by the Company pursuant to
Section 13(a) of the Exchange Act since the end of the fiscal year covered by the annual report referenced in (a) above; and

     C. The description of the Common Stock contained in the Company's Registration Statement on Form 8-B filed with the Commission on September 30, 1993 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or replaces such statement.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to the Secretary, United States Banknote Corporation, 51 West 52nd Street, New York, New York 10019. The telephone number is (212) 582-9200.


                       GENERAL INFORMATION

     The Company is a holding company which, through its wholly-owned subsidiaries American Bank Note Company ("ABN") and American Bank Note Company Grafica e Servicos Ltda. ("ABN-Brazil"), is the largest private sector security printer in both North America and Brazil. The Company believes that it is one of the three largest private sector security printers in the world. ABN and ABN-Brazil design, engrave and produce counterfeit-resistant documents of value, the printing of which constitutes a specialized niche on the printing industry. American Bank Note Holographics, Inc. ("ABNH"), a wholly-owned subsidiary of the Company, is the world's largest producer of holograms for security applications.

     ABN's products include U.S. Department of Agriculture food coupons, official checks for the U.S. Department of the Treasury, stock and bond certificates, travelers cheques, foreign currency and commercial documents of value such as gift certificates and bank checks. The Company believes that it produces a majority of all publicly traded stock and bond certificates utilized in the United States.

     ABN-Brazil, based in Rio de Janeiro and Sao Paulo, is a leading private sector check printer in Brazil, as well as a leading financial payment card and pre-paid telephone card manufacturer. ABN-Brazil produces a wide variety of lithographic and intaglio documents for governmental and commercial customers in Brazil and neighboring countries, including motor vehicle registration forms, luncheon vouchers and drivers licenses.

     ABNH develops, produces and markets holograms used in a variety of anti-counterfeiting and commercial applications. A hologram is a laser generated, three-dimensional record of an object on a flat, two-dimensional surface. The advanced technologies used in the production of holograms make it very difficult for counterfeiters to produce or copy holograms. ABNH is the principal producer of holograms for Mastercard, VISA, Europay,and Discover credit cards around the world, as well as a producer of holograms for a variety of other security and commercial applications.

     Unless the context otherwise indicates, references herein to the Company are to United States Banknote Corporation and its subsidiaries. The principal executive offices of the Company are located at 51 West 52nd Street, New York, New York 10019, and its telephone number is (212) 582-9200.


                      SELLING SHAREHOLDERS

     The Selling Shareholders may be deemed "affiliates" of the Company, as that term is defined under the Securities Act. The following table sets forth as of March 30, 1995, certain information with regard to the beneficial ownership of the Common
Stock by the Selling Shareholders.


                         Common Stock Beneficially     Shares to
Name and Position        Owned Prior to Offering       be Sold


Morris Weissman(1,2)     1,761,287                     91,875(3)
Chairman and Chief
Executive Officer

Paul Amatucci(1)         51,000                        45,000
Executive Vice
President - American
Bank Note Company

Josh Canter(1)           52,000                        45,000
Executive Vice
President - American
Bank Note Company


Common Stock Beneficially          Common Stock Beneficially
Owned After the Offering -         Owned After the Offering -
Number of Shares                   Percent of Outstanding


1,761,287                          8.9%

6,000                              (4)

7,000                              (4)


(1) Does not include shares of Common Stock issuable upon the exercise of stock options which are not exercisable within 60 days from the date hereof.

(2) Includes 55,000 shares of Common Stock held by his spouse and 60,000 shares as to which Mr. Weissman has sole voting power and a right of first refusal with respect to future sales. Also includes 139,500 shares of Common Stock issuable upon the exercise of Performance Warrants issued to Mr. Weissman on July 25, 1990, and 604,167 shares issuable upon the exercise of outstanding employee options within 60 days.

(3) Shares held for the benefit of Mr. Weissman pursuant to a trust agreement dated March 27, 1995, as to which Mr.
     Weissman disclaims beneficial ownership.

(4)  Less than one percent.


                      PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders (or by their respective pledgees, donees, transferees or other successors in interest) but only in such amount that does not exceed during any three month period, the amount specified in Rule 144(e) under the Securities Act. In addition to any such amount sold hereunder, the Selling Shareholder may, at the same time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus.

     Such sales may be made on the NYSE at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of the NYSE; and
(d) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers. In effecting sales of the Shares, broker-dealers engaged by the Selling Shareholders may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit on the resale of Shares positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Once the Company has been notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424 under the Securities Act, disclosing (a) the name of each such Selling Shareholder and the participating broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and (f) other facts material to the transaction.

     There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered hereby.

     The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.


                         INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith. Further, indemnification is permitted in both third-party and certain derivative suits if such director or officer acted in good faith and for a purpose he reasonably believed was in the best interests of the Company, and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for any claim, issue or matters as to which such person shall have been adjudged to be liable to the Company unless and to the extent that a court determines that the person is fairly and reasonably entitled to indemnity. Under Delaware law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification.

     The Company's Certificate of Incorporation provides that, to the fullest extent that the DGCL permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director. In addition, the Certificate of Incorporation provides that the Company shall advance expenses to the fullest extent permitted by the DGCL. The Company maintains directors' and officers' liability insurance to cover its directors and officers against certain liabilities they may occur when acting in their capacity as directors or officers.

     Article VI of the Company's By-laws provides that any person made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, shall be indemnified by the Company against the expenses, including attorney's fees, actually and reasonably incurred by him in connection with such action, or in connection with any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any statute, By-Law, agreement, vote of stockholders or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the DGCL, the Company's By-laws or otherwise, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by United States Banknote
Corporation (the "Company") are incorporated herein by reference:

          (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (b)  All other reports filed by the Company pursuant to
     Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referenced in (a) above; and

          (c) The description of the Company's common stock, par value one cent ($.01) per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-B filed with the Commission on September 30, 1993 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing such reports and documents.


Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interests of Named Experts and Counsel.

     Not applicable.


Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith. Further, indemnification is permitted in both third-party and certain derivative suits if such director or officer acted in good faith and for a purpose he reasonably believed was in the best interests of the Company, and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for any claim, issue or matters as to which such person shall have been adjudged to be liable to the Company unless and to the extent that a court determines that the person is fairly and reasonably entitled to indemnity. Under Delaware law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification.

     The Company's Certificate of Incorporation provides that, to the fullest extent that the DGCL permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stock-holders for monetary damages for breach of fiduciary duties as a director. In addition, the Certificate of Incorporation provides that the Company shall advance expenses to the fullest extent permitted by the DGCL. The Company maintains directors' and officers' liability insurance to cover its directors and officers against certain liabilities they may occur when acting in their capacity as directors or officers.

     Article VI of the Company's By-laws provides that any person made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, shall be indemnified by the Company against the expenses, including attorney's fees, actually and reasonably incurred by him in connection with such action, or in connection with any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any statute, By-Law, agreement, vote of stockholders or otherwise.


Item 7.   Exemption from Registration Claimed.

     Not Applicable.


Item 8.   Exhibits.

     4.1 Loan Agreement among United States Banknote Corporation, a New York corporation and predecessor of the Company ("USBN-NY"), Citibank, N.A., Creditanstalt-Bankverein, The Nippon Credit Bank, Ltd., and Citibank, N.A., as Agent, dated as of June 23, 1993, filed as Exhibit 4.1 to USBN's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 (the "Form 10-Q"), is incorporated herein by reference.

     4.2  Credit Agreement dated as of May 26, 1992, among
          American Bank Note Company and certain banks and Citibank, N.A., as Agent, filed as Exhibit 4.1 to
          USBN-NY's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992, is incorporated herein by reference.

     4.3  First Amendment to Credit Agreement among American Bank
          Note Company and Citibank, N.A., as Agent, dated as of June 23, 1993, filed as Exhibit 4.2 to the Form 10-Q, is incorporated herein by reference.

     4.4  Technical Change Agreement among American Bank Note
          Company and Citibank, N.A., as Agent, dated as of June
          23, 1993, filed as Exhibit 4.3 to the Form 10-Q, is incorporated herein by reference.

     4.5 Indenture dated as of May 15, 1992 between USBN-NY and Chemical Bank, as Trustee, relating to the 10-3/8% Senior Notes due June 1, 2002, filed as Exhibit 4.2 to USBN-NY's Current Report on Form 8-K dated May 26, 1992 (the "Form 8-K"), is incorporated herein by reference.

     4.6 Pledge Agreement, as amended, dated as of May 26, 1992 between USBN-NY and Chemical Bank, as Trustee, relating to the 10-3/8% Senior Notes due June 1, 2002, filed as
          Exhibit 4.3 of the Form 8-K, is incorporated herein by reference.

     4.7 Form of Performance Warrants dated July 25, 1990, issued to Morris Weissman, Stanley Kreitman, John T. Gorman, Sheldon Canter and Robert Christophersen filed as Exhibit(c)(29) to the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed by USBN-NY on April 18, 1990, is incorporated herein by reference.

    5*    Opinion of Sonnenschein Nath & Rosenthal.

   15     Not applicable.

   23.1*  Consent of Deloitte & Touche.

   23.2* Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5).

   24*    Powers of Attorney (included on signature page).

   28     Not applicable.

- -------------------------
*     Filed herewith.


Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933, as amended (the
          "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Company has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 30th day of March, 1995.


                         UNITED STATES BANKNOTE CORPORATION

                         By:  /s/ HARVEY J. KESNER
                              Senior Vice President, General
                              Counsel and Secretary


     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by or on behalf of the following persons in the capacities and on the date below indicated.

     Each person, in so signing, also makes, constitutes and appoints Morris Weissman, Chairman of the Board of Directors and Chief Executive Officer of United States Banknote Corporation and John T. Gorman, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of United States Banknote Corporation, and each of them, his true and lawful attorney-in-fact, in his name, place and stead, to execute and cause to be filed with the Commission any or all amendments to this registration statement.


Signature                Date             Capacity
/s/ MORRIS WEISSMAN      March 29, 1995   Chairman of the Board
                                          of and Chief Executive
                                          Officer
(principal executive officer)

/s/ JOHN T. GORMAN       March 29, 1995   Executive Vice
                                          President and Chief
                                          Financial Officer
(principal financial and accounting officer)

/s/ RON K. GLOVER        March 29, 1995   Director

/s/ DAVID S. ROWE-BEDDOE March 29, 1995   Director

/s/ C. GERALD GOLDSMITH  March 29, 1995   Director

/s/ IRA HECHLER          March 24, 1995   Director

/s/ BETTE B. ANDERSON    March 27, 1995   Director


     The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 30th day of March, 1995.


                         UNITED STATES BANKNOTE CORPORATION
                         EXECUTIVE INCENTIVE PLAN

                         By: /s/ HARVEY J. KESNER




                         DEFERRED STOCK AND COMPENSATION PLAN FOR
                         NON-EMPLOYEE DIRECTORS

                         By: /s/ HARVEY J. KESNER




                         LONG-TERM PERFORMANCE PLAN

                         By: /s/ HARVEY J. KESNER




                         UNITED STATES BANKNOTE CORPORATION STOCK
                         PURCHASE INCENTIVE PLAN

                         By: /s/ HARVEY J. KESNER